Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-178271) of China Zenix Auto International Limited of our report relating to the consolidated financial statements and the related schedule of China Zenix Auto International Limited and its subsidiaries, dated April 24, 2012, appearing in the Annual Report on Form 20-F for the year ended December 31, 2011.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu
Hong Kong
April 24, 2012